UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2026

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Warren Corporate Center Drive
Warren, NJ	07059
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PTCT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 15, 2026, PTC Therapeutics, Inc. (the “Company”) issued a press release announcing the pricing of its previously announced offering (the “Offering”) of $500.0 million aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “Notes”). The Company also granted the initial purchasers an option to purchase, within the 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $50.0 million aggregate principal amount of Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company expects to use approximately $328.8 million of the net proceeds from the Offering to repurchase for cash $222.0 million in aggregate principal amount of the Company’s outstanding 1.5% Convertible Senior Notes due 2026 (the “2026 Notes”) pursuant to privately negotiated transactions with certain holders entered into concurrently with the pricing of the Notes. The remaining net proceeds from the Offering will be used for general corporate purposes, which may include additional repurchases of the 2026 Notes from time to time following the Offering and the repayment or retirement of any remaining 2026 Notes at maturity. This report is not a notice of redemption or an offer to repurchase the 2026 Notes, and the Offering of the Notes is not contingent upon the repurchase of any of the 2026 Notes.

The offer and sale of the Notes and any shares of Common Stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any shares of the Common Stock issuable upon conversion of the Notes, nor will there be any sale of the Notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
99.1	Press Release of PTC Therapeutics, Inc. dated June 15, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains information about future expectations, plans and prospects of the Company’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements with respect to the Company’s expectations to complete the Offering, its use of proceeds from the Offering and the effect of the concurrent note repurchase. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the terms of the Notes and the Offering, risks and uncertainties related to whether or not the Company will consummate the Offering, the impact of general economic, industry, market or political conditions and other factors that are discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents periodically filed with the Securities and Exchange Commission.

In addition, the statements in this Current Report on Form 8-K represent the Company’s expectations and beliefs as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Therapeutics, Inc.

Date: June 16, 2026	By:	/s/ Pierre Gravier
Pierre Gravier
Chief Financial Officer